Exhibit (b)

DIREXION FUNDS

A Massachusetts Business Trust

BY-LAWS

Amended and Restated as of February 14, 2019

DIREXION FUNDS

BY-LAWS

Section 3.	Regular Meetings	8

Section 4.	Quorum	8

Section 5.	Notice	8

Section 6.	Special Action	8

Section 7.	Action By Consent	8

ARTICLE V SHARES OF BENEFICIAL INTEREST		8

Section 1.	Beneficial Interest	8

Section 2.	Transfer of Shares	8

Section 3.	Equitable Interest Not Recognized	8

ARTICLE VI INSPECTION OF BOOKS		9

ARTICLE VII GENERAL MATTERS		9

Section 1.	Fiscal Year	9

Section 2.	Severability	9

Section 3.	Headings	9

ARTICLE VIII AMENDMENTS		9

ARTICLE IX PRINCIPAL OFFICE OF THE TRUST		9

BY-LAWS OF THE DIREXION FUNDS

These By-Laws of the Direxion Funds (the “Trust”), a Massachusetts business trust, are subject to the Trust’s Declaration of Trust as from time to time amended.

ARTICLE I

OFFICERS AND THEIR ELECTION

Section 1.        Officers. The officers of the Trust shall be a President and/or Principal Executive Officer, a Principal Financial Officer, a Secretary, and a Chief Compliance Officer, and may include one or more other officers as the Trustees may from time to time elect. It shall not be necessary for any Trustee or officer to be a holder of shares in the Trust.

Section 2.        Election of Officers. The Trust’s officers shall be elected by the Trustees. Two or more offices may be held by a single person except the offices of President and Secretary. The officers shall hold office until their successors are chosen and qualified.

Section 3.        Resignations and Removals. Any officer of the Trust may resign by filing a written resignation with the President or the Trustees, which resignation shall take effect upon delivery or at such time as may be therein specified. The Trustees may at any meeting remove any officer by a majority vote of the voting Trustees. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 4.        Vacancies and Newly Created Offices. If any vacancy shall occur in any office or if any new office shall be created, such vacancies or newly created offices may be filled by the Trustees.

ARTICLE II

POWERS AND DUTIES OF OFFICERS AND TRUSTEES

Section 1.        Management of the Trust - General. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the applicable provisions of the 1940 Act, the laws of the Commonwealth of Massachusetts, the Declaration of Trust, or these By-Laws relating to action requiring to be approved by Shareholders.

Section 2.        Right to Engage in Business. Any officer or Trustee of the Trust, the investment adviser, the manager, the administrator and any officers or directors of the investment adviser, manager or administrator may have personal business interests and may engage in personal business activities.

Section 3.        Executive and Other Committees. The Trustees may designate one or more committees of the Trustees, which shall include a Nominating and Governance Committee and an Audit Committee (“Established Committees”). The Trustees shall determine the number of members of each committee and its powers and shall appoint its members. The Trustees may designate one or more Trustees as alternate members of any committee, who may replace any absent or recused member at any meeting of such committee. Each committee member shall serve at the pleasure of the Trustees. The Trustees may abolish any committee, other than the Established Committees, at any time. Each committee shall maintain records of its meetings and report its actions to the Trustees as determined by the Trustees. The Trustees may rescind any action of any committee, but such rescission shall not have retroactive effect. The Trustees may delegate to any committee any of its powers, subject to the limitations of applicable law. In the absence of an appropriate resolution of the Trustees, each committee may adopt such rules governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the absence of such rules, a majority of any committee shall constitute a quorum, and a committee shall act by the vote of a majority of a quorum.

Section 4.        Chairperson of the Trustees. The Trustees shall appoint from among their number a Chairperson. He or she may hold such office only so long as he or she continues to be a Trustee and shall perform such duties as the Trustees may from time to time designate. The Chairperson shall normally preside at meetings of the Trustees and of Shareholders.

Section 5.        President. The President, subject to the supervision of the Trustees, shall have general supervision over the business and policies of the Trust. In the absence of the Chairperson, the President shall preside at all meetings of the Shareholders and the Trustees. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

Section 6.        Principal Financial Officer. The Principal Financial Officer shall have general charge of the finances and books of the Trust, and shall report to the Trustees annually regarding the financial condition of each Series as soon as possible after the close of such Series’ fiscal year. He or she shall deliver all funds and securities of the Trust that may come into his or her hands to such bank or trust company as the Trustees shall employ as Custodian. He or she shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records. He or she shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require and shall perform such additional duties as the Trustees may from time to time designate.

Section 7.        Secretary. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. The Secretary shall perform such additional duties as the Trustees may from time to time designate. He or she shall have the custody of the seal of the Trust.

Section 8.        Vice President(s). Any Vice President of the Trust shall perform such duties as the Trustees may from time to time designate.

Section 9.        Chief Compliance Officer. The Chief Compliance Officer shall be responsible for administering the Trust’s compliance policies and procedures that are reasonably designed to prevent violations of the federal securities law by the Trust, its investment adviser, principal underwriter, administrator and transfer agent. The election, compensation and removal of the Chief Compliance Officer shall be approved by the Board of Trustees, including a majority of Disinterested Trustees.

Section 10.        Other Officers. The Trustees from time to time may elect such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

ARTICLE III

SHAREHOLDERS’ MEETINGS

Section 1.        Special Meetings. A special meeting of the Shareholders shall be called by the Secretary whenever (a) ordered by the Trustees or (b) requested, for the purpose of removing a Trustee from office, in writing by the holder or holders of at least 10% of the outstanding Shares entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call such special meeting, the Trustees or the Shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. If the meeting is a meeting of the Shareholders of one or more series or classes of Shares, but not a meeting of all Shareholders of the Trust, then only the Shareholders of such one or more series shall be entitled to notice of and to vote at such meeting.

Section 2.        Notice. Except as provided above, notices of the place, date and hour, and purpose(s) for which any special meeting of the Shareholders is called shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at such meeting, a written or printed notification of such meeting, at least 15 days before the meeting, to such address as may be registered with the Trust by the Shareholder.

Section 3.        Place of Meeting. All special meetings of the Shareholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate.

Section 4.        Ballots. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

Section 5.        Proxies. Subject to the provisions of the Declaration of Trust, Shareholders entitled to vote may vote either in person or by proxy, provided that an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than eleven months before the meeting, unless the instrument specifically provides for a longer period. Shareholders may have their votes recorded by telephone, at which time Shareholders may authorize proxies to vote their Shares in accordance with their instructions. Shareholders will not execute telephone proxies in writing, but will receive a confirmation of their instructions by mail and be provided an opportunity to correct any incorrect instructions. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of providing invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

Section 6.        Action Without a Meeting. Any action to be taken by Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of Shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting.

ARTICLE IV

TRUSTEES’ MEETINGS

Section 1.        Special Meetings. Special meetings of the Trustees shall be called by the Secretary at the written request of the President or any two Trustees, and if the Secretary, when so requested, refuses or fails for more than 24 hours to call such meeting, the President or such two Trustees may, in the name of the Secretary, call such meeting by giving due notice in the manner required when notice is to be given.

Section 2.        Place of Meetings and Meetings by Telephone. All meetings of the Trustees shall be held at the principal place of business of the Trust or such other place in the United States as the Trustees may designate, but any meeting may adjourn to any other place. Subject to any applicable requirements of the 1940 Act, any meeting may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another.

Section 3.        Regular Meetings. Regular meetings of the Trustees may be held without notice, provided that any Trustee who is absent when a meeting is determined to be held shall be given notice of the determination.

Section 4.        Quorum. A majority of the Trustees shall constitute a quorum for the transaction of business and any (lesser) number of Trustees may adjourn any meeting.

Section 5.        Notice. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the Secretary to each Trustee, orally or by mail, hand delivery or telegram. A notice may be mailed, postage prepaid, addressed to him or her at his or her address as registered on the books of the Trust or, if not so registered, at his or her last known address at least three days before the meeting or delivered to him or her at least two days before the meeting, provided orally by telephone at least 24 hours before the meeting or sent to him or her at least 24 hours before the meeting by prepaid telegram addressed to him or her at said registered address, if any, or if he has no such registered address, at his last known address.

Section 6.        Special Action. When all the Trustees shall be present at any meeting, however called or wherever held, or shall assent to the holding of the meeting without notice, or after the meeting shall sign a written assent thereto on the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

Section 7.        Action By Consent. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees’ meeting. Such consent shall be treated as a vote of the Trustees for all purposes.

ARTICLE V

SHARES OF BENEFICIAL INTEREST

Section 1.        Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferable Shares without par value, each of which shall represent an equal proportionate interest in the series or class thereof with each other Share of any outstanding series or class thereof. No Share shall have priority or preference over another Share.

Section 2.        Transfer of Shares. The Shares of the Trust shall be transferable, so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person or by attorney.

Section 3.        Equitable Interest Not Recognized. The Trust shall be entitled to treat the holder of record of any Share or Shares of beneficial interest as the holder in fact thereof and shall not be bound to recognize any equitable or other claim or interest in such Share or Shares on the part of any other person except as may be otherwise expressly provided by law.

ARTICLE VI

INSPECTION OF BOOKS

The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

ARTICLE VII

GENERAL MATTERS

Section 1.        Fiscal Year. The fiscal year of the Trust shall end on such date as the Trustees shall from time to time determine.

Section 2.        Severability. The provisions of these By-laws are severable. If the Board of Trustees determines, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended, or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-laws.

Section 3.        Headings. Headings are placed in these By-laws for convenience of reference only and in case of any conflict, the text of these By-laws rather than the headings shall control.

ARTICLE VIII

AMENDMENTS

These By-Laws may be amended at any meeting of the Trustees of the Trust by a majority vote without any Shareholder vote.

ARTICLE IX

PRINCIPAL OFFICE OF THE TRUST

The principal place of business of the Trust shall be located within or without the Commonwealth of Massachusetts as the Trustees may determine or as they may authorize.